Exhibit (a)(1)(ii)

Letter of Transmittal

to Tender Units

in

AllianceBernstein Holding L.P.

at

$38.50 per Unit, in Cash

(For an Aggregate Purchase Price of Up to approximately $1.8 billion)

Pursuant to the Offer to Purchase dated February 24, 2025

by

Equitable Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 24, 2025 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

The undersigned represents that I (we) have full authority to tender without restriction certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for units representing assignments of beneficial ownership of limited partnership interests (“Units”) in AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), tendered pursuant to this Letter of Transmittal, for purchase by Equitable Holdings, Inc., a Delaware corporation (“Equitable”), at a price of $38.50 per Unit (the “Purchase Price”), net to the seller in cash, less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 2025 (the “Offer to Purchase” and, together with this Letter of Transmittal, as each may be amended or supplemented from time to time, the “Offer”). Unless the context otherwise requires, all references to “Units” shall refer to the units representing assignments of beneficial ownership of limited partnership interests in AB Holding, all references to “unitholders” shall refer to beneficial owners of the Units and all references to “Units properly tendered” shall refer to Units properly tendered and not properly withdrawn in the Offer.

Method of delivery of the Unit certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your tendered Units, if any, to Computershare Trust Company, N.A. (the “Depositary and Paying Agent”) as follows:

By Mail:	By Express Mail or Overnight Courier:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN 150 Royall Street, Suite V Canton, Massachusetts 02021

Pursuant to the Offer, the undersigned tenders the following Units of AB Holding and, if applicable, encloses certificates representing the tendered Units:

DESCRIPTION OF UNITS TENDERED (SEE INSTRUCTIONS 3 AND 4)

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (IF BLANK, PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON UNIT CERTIFICATE(S)) and/or ACCOUNT STATEMENT(S)) Please make any address correction below	UNITS TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)

☐ indicates permanent address change	Unit Certificate Number(s) and/or indicate Book-Entry	Total Number of Units Represented by Unit Certificate(s)(1)	Total Number of Units Tendered (2)(3)

Total Units Tendered

(1) Need not be completed by unitholders tendering by book-entry transfer

(2)   If Units are held in book-entry form, you MUST indicate the number of Units you are tendering. Otherwise, all Units represented by book-entry delivered to the Depositary and Paying Agent will be deemed to have been tendered.

(3)   If you wish to tender fewer than all Units represented by any certificate listed above, please indicate in this column the number of Units you wish to tender. Otherwise, all Units represented by Unit certificates delivered to the Depositary and Paying Agent will be deemed to have been tendered. See Instruction 4.

LOST, DESTROYED OR STOLEN CERTIFICATES

IF ANY UNIT CERTIFICATE REPRESENTING UNITS THAT YOU OWN HAS BEEN LOST, DESTROYED OR STOLEN, PLEASE CONTACT THE DEPOSITARY AND PAYING AGENT IMMEDIATELY AT THE TOLL-FREE NUMBER 866-737-9896 TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. SEE INSTRUCTION 11.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR UNIT CERTIFICATES TO THE DEPOSITARY AND PAYING AGENT, AT ONE OF THE ADDRESSES SET FORTH HEREIN. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH HEREIN DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO EQUITABLE, THE INFORMATION AGENT FOR THE OFFER OR THE DEALER MANAGER FOR THE OFFER WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY AND PAYING AGENT. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND PAYING AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

READ THE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THIS LETTER OF TRANSMITTAL.

Indicate below the order (by Unit certificate number) in which Units are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Units tendered are purchased due to proration, Units will be selected for purchase by the Depositary and Paying Agent. See Instruction 12.

1st:	2nd:	3rd:

4th:	5th:

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE AND SIGN THE INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 PROVIDED BELOW OR APPROPRIATE IRS FORM W-8.

This Letter of Transmittal is to be used if you hold Unit certificates, if your Units are held in book-entry form on the records of the Depositary and Paying Agent or, unless an agent’s message (defined below) is utilized, if delivery of Units is to be made by book-entry transfer to an account maintained by the Depositary and Paying Agent at The Depository Trust Company (referred to in the Offer to Purchase as the book-entry transfer facility) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering unitholders must deliver either the Unit certificates for, or a timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their tendered Units and all other documents required by this Letter of Transmittal to the Depositary and Paying Agent prior to the Expiration Time.

Tendering unitholders whose Unit certificates are not immediately available or who cannot deliver a timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their Units or any other documents required by this Letter of Transmittal to the Depositary and Paying Agent prior to the Expiration Time must tender their Units in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Your attention is directed in particular to the following:

1. If you want to retain the Units you own, you do not need to take any action.

2. If you want to participate in the Offer at the Purchase Price set forth in the Offer, you should complete this Letter of Transmittal.

METHOD OF DELIVERY

☐

CHECK HERE IF TENDERED UNITS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY AND PAYING AGENT WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN THE DEPOSITORY TRUST COMPANY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

☐

CHECK HERE IF TENDERED UNITS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND PAYING AGENT AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Unitholder(s):

Window Ticket Number (if any) or DTC Participant Number:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the above-described units representing assignments of beneficial ownership of limited partnership interests (“Units”) in AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), at a price of $38.50 per Unit (the “Purchase Price”), net to the seller in cash, less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and this Letter of Transmittal (which together, as each may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, the Units tendered with this Letter of Transmittal upon the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Equitable, all right, title and interest in and to all of the Units that are being tendered hereby and irrevocably constitutes and appoints Equitable the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Units, to (i) deliver Unit certificates evidencing such tendered Units or transfer ownership of such tendered Units on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, Equitable upon receipt by Computershare Trust Company, N.A., the depositary and paying agent for the Offer (the “Depositary and Paying Agent”), of the aggregate Purchase Price (less any applicable tax withholding) with respect to such tendered Units, (ii) present such tendered Units for transfer on the books of AB Holding and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Units, all upon the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Units and, when the same are accepted for payment, Equitable will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances, conditional sales agreements and other obligations relating to the sale or transfer of the Units, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary and Paying Agent or Equitable, execute and deliver any additional documents deemed by the Depositary and Paying Agent or Equitable to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands and acknowledges that:

1.

the valid tender of Units pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer, and Equitable’s acceptance for payment of the tendered Units pursuant to the Offer will constitute a binding agreement between the undersigned and Equitable upon the terms and subject to the conditions of the Offer;

2.

it is a violation of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Units for such person’s own account unless, at the time of tender and at the Expiration Time, the person so tendering has a “net long position” in (i) Units that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Units for the purpose of tendering to Equitable within the period specified in the Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into Units (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Units by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Units so acquired for the purpose of tendering to Equitable within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Units made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering unitholder’s acceptance of the terms and conditions of the Offer, as well as the tendering unitholder’s representation and warranty to Equitable that (i) such unitholder has a “net long position” in Units or Equivalent Securities at least equal to the Units being tendered within the meaning of Rule 14e-4, and (ii) such tender of Units complies with Rule 14e-4.

3.

Equitable reserves the right, in its sole discretion, to amend the offer in any respect, including, without limitation, by changing the Purchase Price or by increasing or decreasing the number of Units being sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, Equitable may increase the number of Units accepted for payment in the Offer by no more than 2% of the outstanding Units without extending the Offer;

4.	Units properly tendered will be purchased at the Purchase Price, less any applicable tax withholding, upon the terms and subject to the conditions of the Offer, including its proration provision;

5.	Equitable will return at its expense all Units it does not purchase, including Units not purchased because of proration, promptly following the Expiration Time;

6.

under the circumstances set forth in the Offer to Purchase, Equitable reserves the right, in its sole discretion, to terminate the Offer if any of the conditions set forth in Section 6 of the Offer to Purchase has occurred or is reasonably deemed by Equitable to have occurred, to terminate the Offer and reject for payment and not pay for any Units not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Units or to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Units by giving oral or written notice of such termination, postponement or extension to the Depositary and Paying Agent and making a public announcement thereof. During any such extension, all Units previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering unitholder to withdraw such unitholder’s Units;

7.

unitholders whose Unit certificates are not immediately available or who cannot deliver a timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their Units or any other documents required by this Letter of Transmittal to the Depositary and Paying Agent prior to the Expiration Time may tender their Units by properly completing, duly executing and delivering the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

8.	Equitable has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Units pursuant to the Offer; and

9.

EQUITABLE IS NOT AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF EQUITABLE BECOMES AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE OFFER OR THE ACCEPTANCE OF UNITS PURSUANT TO THE OFFER IS NOT IN COMPLIANCE WITH ANY APPLICABLE LAW, EQUITABLE WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE APPLICABLE LAW. IF, AFTER A GOOD FAITH EFFORT, EQUITABLE CANNOT COMPLY WITH THE APPLICABLE LAW, THE OFFER WILL NOT BE MADE TO THE HOLDERS OF UNITS RESIDING IN THAT JURISDICTION. IN MAKING THE OFFER, EQUITABLE WILL COMPLY WITH THE REQUIREMENTS OF RULE 14D-10 PROMULGATED UNDER THE EXCHANGE ACT.

The undersigned agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated below in the section captioned “Special Payment Instructions,” please issue the check for payment of the Purchase Price for Units accepted for payment (less any applicable tax withholding) and/or return any Unit certificates for Units not tendered or accepted for payment in the name(s) of the registered unitholder(s) appearing under “Description of Units Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the Purchase Price for Units accepted for payment (less any applicable tax withholding) and/or return any Unit certificates for Units not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered unitholder(s) appearing under “Description of Units Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the Purchase Price for Units accepted for payment (less any applicable tax withholding) and/or return any Unit certificates for Units not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such Unit certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Appropriate medallion signature guarantees by an eligible institution (as defined in Instruction 1) have been included with respect to Units for which Special Payment Instructions have been given. The undersigned recognizes that Equitable has no obligation pursuant to the “Special Payment Instructions” to transfer any Units from the name of the registered unitholder(s) thereof if Equitable does not accept for payment any of the Units.

NOTE: SIGNATURE MUST BE PROVIDED ON THE FOLLOWING PAGE.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the aggregate Purchase Price of Units purchased (less any applicable tax withholding) and/or Unit certificates not tendered or not purchased are to be sent to someone other than the undersigned or to the undersigned at an address other than the undersigned.

Mail:

Name:
(please print)

Address:

(include zip code)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for payment of the aggregate Purchase Price of Units accepted for payment (less any applicable tax withholding) and/or Unit certificates not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue:

Name:
(please print)

Address:

(include zip code)

IMPORTANT: UNITHOLDERS SIGN HERE

(also please complete IRS Form W-9 below or appropriate IRS Form W-8)

Signature(s) of Owner(s):

Signature(s) of Owner(s):

Dated:

(Must be signed by registered unitholder(s) exactly as name(s) appear(s) on Unit certificate(s) or by person(s) authorized to become registered unitholder(s) of Unit certificate(s) as evidenced by endorsement or transfer powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 5).

Name:

(please print)

Capacity (full title):
(please print)

Address:

(include zip code)

GUARANTEE OF SIGNATURE(S)

(for use by eligible institutions only;

see Instructions 1 and 5)

Name of Firm:

(include zip code)

Authorized Signature:

Name:

(please print)

Area Code and Telephone Number:

Date:

NOTE: A notarization by a notary public is not acceptable.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the Units) of Units tendered herewith, unless such registered holder(s) has (have) completed the section captioned “Special Payment Instructions” on this Letter of Transmittal or (ii) such Units are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a medallion program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15, each of the foregoing constituting an “eligible institution.” In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. See Instruction 5. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (800) 848-3402.

2. Requirements of Tender. This Letter of Transmittal is to be completed by unitholders if Unit certificates are to be forwarded herewith, if Units are held in book-entry form on the records of the Depositary and Paying Agent or, unless an agent’s message is utilized, if delivery of Units is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a unitholder to properly tender Units pursuant to the Offer, the holder must follow one of the following procedures:

(i)	the Depositary and Paying Agent must receive at one of its addresses set forth in this Letter of Transmittal and prior to the Expiration Time:

•

a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents; and

•

either Unit certificates representing the tendered Units or, in the case of tendered Units delivered in accordance with the procedures for book-entry transfer described in the Section 3 of the Offer to Purchase, a book-entry confirmation of that delivery; or

(ii)	the tendering unitholder must, prior to the Expiration Time, comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Unitholders whose Unit certificates are not immediately available or who cannot deliver a timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Units or any other required documents required by this Letter of Transmittal to the Depositary and Paying Agent prior to the Expiration Time must tender their Units by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (i) tender must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by Equitable, must be received by the Depositary and Paying Agent prior to the Expiration Time and (iii) the Depositary and Paying Agent receives, at one of its addresses set forth in this Letter of Transmittal and within the period of one business day after the Expiration Time, either: (a) the certificates representing the Units being tendered, in the proper form for transfer, together with (x) a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required thereon, and (y) all other required documents; or (b) confirmation of book-entry transfer of the Units into the Depositary and Paying Agent’s account at the book-entry transfer facility, together with (x) either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required thereon or an agent’s message, and (y) all other required documents. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and Paying Agent and forming a part of a book-entry confirmation, stating that the book-entry transfer facility has received an express acknowledgment from the participant tendering Units through the book-entry transfer facility that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Equitable may enforce that agreement against that participant.

Tenders of Units made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. If Equitable extends the Offer beyond that time, tendered Units may be withdrawn at any time until the extended Expiration Time. Units that have not previously been accepted by Equitable for payment may be withdrawn at any time after 5:00 p.m., New York City time, on April 25, 2025. To withdraw tendered Units, unitholders must deliver a written notice of withdrawal to the Depositary and Paying Agent within the prescribed time period at one of the addresses set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering unitholder, the number of Units to be withdrawn, and the name of the registered holder of the Units. In addition, if the Unit certificates to be withdrawn have been delivered or otherwise identified to the Depositary and Paying Agent, then, before the release of the Unit certificates, the tendering unitholder must also submit the serial numbers shown on the particular Unit certificates to be withdrawn. If Units have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn Units and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Units withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Units are properly re-tendered prior to the Expiration Time by following the procedures described above.

THE METHOD OF DELIVERY OF UNITS, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING UNITHOLDER. UNITS, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY AND PAYING AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU PLAN TO MAKE DELIVERY BY MAIL, EQUITABLE RECOMMENDS THAT YOU DELIVER BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND OBTAIN PROPER INSURANCE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Units will be purchased. All tendering unitholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Units.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the number of Units and/or the Unit certificate numbers should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all of the Units represented by any Unit certificate or Units held in book-entry on the records of the Depositary and Paying Agent submitted to the Depositary and Paying Agent are to be tendered, fill in the number of Units that are to be tendered in the box entitled “Description of Units Tendered.” In such case, a direct registration book-entry statement for the remainder of Units represented by the old Unit certificate will be issued and sent to the person(s) signing this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. You MUST indicate the number of Units you are tendering. Otherwise, all Unit represented by certificates or Units held in book-entry delivered to the Depositary and Paying Agent will be deemed to have been tendered.

5. Signatures on Letter of Transmittal, Transfer Power and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Units tendered hereby, the signature(s) must correspond with the name(s) of the registered owner(s) appearing on the Unit certificate(s) without any change or alteration whatsoever.

If any of the Units tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Units tendered hereby are registered in different names on several Unit certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Unit certificates.

If this Letter of Transmittal or any Unit certificate or transfer power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he, she or they should so indicate when signing and submit proper evidence satisfactory to Equitable of his, her or their authority to so act.

If this Letter of Transmittal is signed by the registered owner(s) of the Units tendered hereby, no endorsements of Unit certificates or separate transfer powers are required unless payment of the Purchase Price is to be made, or Unit certificates not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or transfer powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Units tendered hereby, the Unit certificate(s) must be properly endorsed for transfer or accompanied by appropriate transfer powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the Unit certificates(s). The signature(s) on any such Unit certificate(s) must be guaranteed by an eligible institution.

6. Transfer Taxes. Equitable will pay any transfer taxes with respect to the transfer and sale of Units to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if Units not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Units tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer will be the responsibility of the registered owner and satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes may need to be submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7. Special Payment and Delivery Instructions. If a check for the Purchase Price of any Units accepted for payment is to be issued in the name of, and/or Unit certificates not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such Unit certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

8. Waiver of Conditions; Irregularities. All questions as to the number of Units to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Units and the validity (including time of receipt) and form of any notice of withdrawal of tendered Units will be determined by Equitable, in its sole discretion, and such determination will be final and binding on all persons participating in the Offer, subject to such Offer participant’s right to challenge Equitable’s determination in a court of competent jurisdiction. Equitable may delegate power in whole or in part to the Depositary and Paying Agent. Equitable reserves the absolute right to reject any or all tenders that Equitable determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Equitable’s counsel, be unlawful. Equitable reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. Equitable also reserves the absolute right, subject to applicable law, to waive any conditions of the Offer with respect to all unitholders or any defect or irregularity in any tender or withdrawal with respect to any particular Units or any particular unitholder whether or not Equitable waives similar defects or irregularities in the case of other unitholders. No tender or withdrawal of Units will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing unitholder or waived by Equitable. Equitable will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Units. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured prior to the Expiration Time. None of Equitable, the Depositary and Paying Agent, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification. Equitable’s reasonable interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding on all persons participating in the Offer, subject to such Offer participant’s disputing such determination in a court of competent jurisdiction. By tendering Units to Equitable, you agree to accept all decisions Equitable makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

9. Backup Withholding.

In order to avoid United States backup withholding on payments of cash pursuant to the Offer, a U.S. holder surrendering Units in the Offer must, unless an exemption applies, provide the Depositary and Paying Agent with such U.S. holder’s correct U.S. taxpayer identification number (generally a federal employer number or social security number) (“TIN”) and certify on the Internal Revenue Service (the “IRS”) Form W-9 attached to this Letter of Transmittal and available on the IRS website that such TIN is correct, that the U.S. holder is not subject to backup withholding and that the unitholder is a U.S. person. If a U.S. holder does not timely provide a correct TIN or fails to timely provide the certifications described above, the IRS may impose certain penalties on such unitholder, and payment of cash to such unitholder pursuant to the Offer may be subject to backup withholding.

Backup withholding is not an additional tax. The withheld amount may be refunded or credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is provided to the IRS.

A tendering U.S. holder is required to give the Depositary and Paying Agent the TIN of the record owner of the Units being tendered. If the Units are held in more than one name or are not in the name of the actual owner, consult the instructions to the IRS Form W-9 for additional guidance on which number to report.

If the tendering U.S. holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such U.S. holder should write “Applied For” in the space for the TIN on the IRS Form W-9. Notwithstanding that “Applied For” is written in the space for the TIN, the Depositary and Paying Agent will withhold for backup withholding on all payments made prior to the time a properly certified TIN is provided to the Depositary and Paying Agent.

As used herein, a “U.S. holder” means a beneficial holder of Units that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States can exercise primary supervision of the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable regulations to be treated as a U.S. person.

Non-U.S. holder’s surrendering Units in the Offer generally will not be subject to backup withholding, provided that such Non-U.S. holder timely provides the Depositary and Paying Agent with a properly completed and executed IRS Form W-8-BEN or W-8BEN-E, or other applicable IRS Form W-8 appropriate to the particular non-U.S. holder, signed under penalties of perjury attesting to that Non-U.S. holder’s exempt status (available on the IRS website at www.IRS.gov or from the Depositary and Paying Agent).

As used herein, a “Non-U.S. holder” is a beneficial owner of Units that is not a U.S. holder.

Holders should carefully consider the other income tax consequences of tendering Units under the Offer. See “Certain Material U.S. Federal Income Tax Consequences of the Offer” in the Offer to Purchase that accompanies this Letter of Transmittal.

10. Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at Equitable’s expense.

11. Lost, Destroyed or Stolen Certificates. If any Unit certificate representing Units that you own has been lost, destroyed or stolen, please contact the Depositary and Paying Agent immediately at the toll-free number 866-737-9896 to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

12. Order of Purchase in Event of Proration. Unitholders may designate the order in which their Units are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on the Units purchased.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY AND PAYING AGENT PRIOR TO THE EXPIRATION TIME AND EITHER UNIT CERTIFICATES FOR TENDERED UNITS MUST BE RECEIVED BY THE DEPOSITARY AND PAYING AGENT OR UNITS MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION TIME, OR THE TENDERING UNITHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Depositary and Paying Agent for the Offer is:

By Mail:	By Express Mail or Overnight Courier:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN P.O. Box 43011 Providence, Rhode Island 02940	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN 150 Royall Street, Suite V Canton, Massachusetts 02021

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Corporate Actions

Unitholders Call Toll Free: (800) 848-3402

Banks and Brokers Call: (212) 269-5550

Email: AB@dfking.com

The Dealer Manager for the Offer is:

Barclays Capital Inc.

745 Seventh Avenue, 5th Floor

New York, New York 10019

Toll Free: (877) 821-7388

Banks and Brokers Call: (212) 528-7581

All others call Toll-Free: (800) 438-3242

Form W-9 (Rev. March 2024) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification Go to www.irs.gov/FormW9 for instructions and the latest information.	Give form to the requester. Do not send to the IRS.
Before you begin. For guidance related to the purpose of Form W-9, see Purpose of Form, below.

Print or type. See Specific Instructions on page 3.	1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner’s name on line 1, and enter the business/disregarded entity’s name on line 2.)
2 Business name/disregarded entity name, if different from above.
	3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only one of the following seven boxes.								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor	☐ C corporation	☐	S corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . .

Note: Check the “LLC” box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions)

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) (Applies to accounts maintained outside the United States.)

3b  If on line 3a you checked “Partnership” or “Trust/estate,” or checked “LLC” and entered “P” as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . . . . . . ☐

	5 Address (number, street, and apt. or suite no.). See instructions.						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. See also What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number
	–	–
or
Employer Identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.  I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person (defined below); and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person	Date

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

What’s New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the “LLC” box and enter its appropriate tax classification.

Cat. No. 10231X	Form W-9 (Rev. 3-2024)

Form W-9 (Rev. 3-2024)	Page	2

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

•	Form 1099-INT (interest earned or paid).

•	Form 1099-DIV (dividends, including those from stocks or mutual funds).

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).

•	Form 1099-NEC (nonemployee compensation).

•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).

•	Form 1099-S (proceeds from real estate transactions).

•	Form 1099-K (merchant card and third-party network transactions).

•	Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).

•	Form 1099-C (canceled debt).

•	Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don’t return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See What Is FATCA Reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441-1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under “By signing the filled-out form” above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Form W-9 (Rev. 3-2024)	Page	3

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

•  Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

•  Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2.

•  Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

•  Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

•  Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .

• Corporation	Corporation.

• Individual or • Sole proprietorship	Individual/sole proprietor.

• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.

• Partnership	Partnership.

• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2 — The United States or any of its agencies or instrumentalities.

3 — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5 — A corporation.

6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7 — A futures commission merchant registered with the Commodity Futures Trading Commission.

8 — A real estate investment trust.

9 — An entity registered at all times during the tax year under the Investment Company Act of 1940.

10 — A common trust fund operated by a bank under section 584(a).

11 — A financial institution as defined under section 581.

12 — A middleman known in the investment community as a nominee or custodian.

13 — A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for...	THEN the payment is exempt for…

• Interest and dividend payments	All exempt payees except for 7.

• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.

• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]

• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1]	See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) entered on the line for a FATCA exemption code.

A — An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B — The United States or any of its agencies or instrumentalities.

Form W-9 (Rev. 3-2024)	Page	4

C — A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D — A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E — A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F — A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G — A real estate investment trust.

H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I — A common trust fund as defined in section 584(a).

J — A bank as defined in section 581.

K — A broker.

L — A trust exempt from tax under section 664 or described in section 4947(a)(1).

M — A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter “NEW” at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*
For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* Note: The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form W-9 (Rev. 3-2024)	Page	5

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Go to www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.